UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2022, Astronics Corporation issued a news release announcing its fourth quarter and full year financial results for 2021. A copy of the press release is attached as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report including the exhibit hereto, shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Astronics Corporation (the “Company”) amended its existing credit facility on March 1, 2022 by entering into Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of February 16, 2018, with HSBC Bank USA, National Association, as Agent, and the lenders signatory thereto. The Amendment reduced the maximum amount that the Company can borrow under the revolving credit line from $375 million to $225 million and extended the maturity date for the facility from February 16, 2023 to May 30, 2023. The Amendment also removes the Company’s prior option to increase the amount of the revolving credit line.

Pursuant to the Amendment, the Company’s maximum net leverage ratio must not exceed 4.75 to 1 as of the quarter ended March 31, 2022; 4.75 to 1 as of the quarter ended June 30, 2022; and 3.75 to 1 for all quarterly periods ended thereafter through the maturity date. The Amendment also requires the Company to maintain minimum liquidity, defined as unrestricted cash plus the unused revolving credit commitments, of $35 million tested as of the last day of each month.

The Company will pay interest on the unpaid principal amount of the amended facility at a rate equal to one-, three- or six-month SOFR (which shall be at least 1.00%) plus an applicable margin ranging between 1.500% and 3.250% based upon the Company’s leverage ratio. The Company will also pay a commitment fee to the lenders in an amount equal to 0.10% to 0.40% on the undrawn portion of the Amended Facility, based upon the Company’s leverage ratio. The amendment provided for the payment of a consent fee of 10 basis points of the commitment for each consenting lender.

Under the terms of the Amendment, the Company granted a first priority lien mortgage on all real estate owned by the Company in favor of the lenders.

The Amendment also temporarily restricts certain activities, including acquisitions, dividend payments and share repurchases, by the Company through at least September 30, 2022. The

Company’s ability to begin reengaging in such activities after such date is subject to its compliance with the required maximum net leverage ratio as of such date and in future periods.

The above description does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release of Astronics Corporation dated March 2, 2022
Amendment No. 2 to the Fifth Amended and Restated Credit Agreement dated March 1, 2022

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	March 2, 2022	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of March 1, 2022
99.1	Press Release of Astronics Corporation dated March 2, 2022